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                                                                   EXHIBIT 99.11

                                February 28, 2002


Berger Growth Fund, Inc.
210 University Blvd., Suite 900
Denver, Colorado 80206

                  Re:  Berger Growth Fund

Ladies and Gentlemen:

                  We have acted as counsel to Berger Growth Fund, Inc., a Maryland corporation (the "Fund"), and are providing this opinion in connection with the registration by the Fund of shares of beneficial interest, $.01 par value (the "Shares"), of the Berger Growth Fund, described in Pre-Effective Amendment No. 1 under the Securities Act of 1933 to the Registration Statement on Form N-14 of the Fund, as filed with the Securities and Exchange Commission on February 28, 2002 (the "Registration Statement").

                  In such connection, we have examined the Fund's Articles of Incorporation, as amended, and Bylaws, the proceedings of its Directors relating to the authorization, issuance and proposed sale of the Shares, and considered such other records and documents and such factual and legal matters as we deemed appropriate for purposes of this opinion.

                  Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement, including receipt by the Fund of full payment for the Shares and compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state law regulating the offer and sale of securities, will be validly issued, fully paid and non-assessable Shares of the Fund.

                  We hereby consent to all references to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the references to our firm in the Registration Statement, we have not certified any part of the


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Berger Growth Fund, Inc.
February 28, 2002
Page 2


Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,




                                        DAVIS GRAHAM & STUBBS LLP